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                                                                   EXHIBIT 99.11


INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Global Value Fund, Inc.:

We consent to the use in Post-Effective Amendment No. 2 to Registration Statement No. 333-1663 of our reports dated December 12, 1997 and February 10, 1998 appearing in the Statement of Additional Information, which are a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.



Deloitte & Touche LLP
Princeton, New Jersey
February 27, 1998